Metropolitan Tower Life Insurance Company
One Madison Avenue, New York, NY 10010-3690

                                    MetLife



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Rule 24f-2
         Notice for Separate Account Two of
         Metropolitan Tower Life Insurance Company
         Registration No's. 2-95091 and 33-12302
         File No. 811-4189

Gentlemen:

It is my opinion that the securities issued in connection with the captioned filing and which this notice makes definite in number were legally issued and fully paid and are non-assessable.


Sincerely,


/s/ Christopher P. Nicholas
Christopher P. Nicholas
Assistant General Counsel and
Assistant Secretary

February 28, 1111996





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